EXHIBIT 10.13

Memorandum of Understanding

Whereas Xi'an Haxin Science and Technology Co. Ltd (Hanxin) and Shaanxi Shuta Wook Products Ltd.(Shuta) has established a friendly cooperation relationship for long term, and considering the two parties future strategic development plans, the two parties have reached the following agreements through active negotiations and arrangements, and are signing this memorandum of understanding to push forward further cooperation and development of the two parties:

1. Hanxin shall continue its endeavor in developing cork products in the next two years, and shall cooperate with Shuta seamlessly to establish self-owned cork oak tree plantation to solve the problem of raw materials supply as soon as practical.

2.  To achieve the above goal, Hanxin represent that it shall actively complete purchasing of 7000 acre of land in Linyou County, Baoji, which is now owned by Shuta, during the following two years, according to its development situations.

3. Hanxin also represent that it shall continue to provide to Shuta cork products that can meet Shuta's demand according to its sales scale, with the most favorable prices.

4. Whereas the action of Shuta to complete the purchase of the above mentioned land was actually an action consigned by Hanxin, which had incurred considerable expenses to Shuta, Hanxin hereby solemnly commit that it shall complete the purchase of this land at the price Shuta had paid for the land during the following two years. Otherwise, Hanxin shall willingly compensate RMB10million to Shuta for the prior operational expenses.

5. The two parties sign this memorandum of agreement for mutual adherence,  to agree upon a good future development, and to fulfill the both parties' strategic plans to become leading producer and seller of cork products domestically and abroad.

6. This memorandum of understanding has two duplicates, either party shall hold one duplicate, which shall become effective after signing and sealing of the two parties.

Xi'an Haxin Science and Technology Co. Ltd
Legal Representative: Chen Peng Cheng

Shaanxi Shuta Wook Products Ltd.
Legal Representative: Zhang Yi

Oct. 20th, 2009